UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2017

HARMONY MERGER CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36842	46-5723951
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

777 Third Avenue, 37th Floor, New York, New York 10017

(Address of Principal Executive Offices) (Zip Code)

(212) 319-7676

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, HARMONY MERGER CORP. (“HARMONY”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING HARMONY’S SECURITIES, IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION (THE “PROPOSED TRANSACTIONS”) WITH NEXTDECADE, LLC (“NEXTDECADE”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K, INCLUDING SOME OR ALL OF THE EXHIBITS HERETO, WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

HEIGHT SECURITIES, LLC (“HEIGHT”) IS NEXTDECADE’S ADVISOR IN CONNECTION WITH THE PROPOSED TRANSACTIONS AND WILL RECEIVE A FEE IN CONNECTION THEREWITH AT THE CLOSING OF THE PROPOSED TRANSACTIONS (THE “CLOSING”). ADDITIONALLY, CANTOR FITZGERALD & CO. (“CF&CO”) WAS THE MANAGING UNDERWRITER OF HARMONY’S INITIAL PUBLIC OFFERING (“IPO”) CONSUMMATED IN MARCH 2015 AND WILL RECEIVE DEFERRED UNDERWRITING COMMISSIONS AT THE CLOSING. HARMONY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND HEIGHT MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING OF HARMONY STOCKHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS (“SPECIAL MEETING”).

STOCKHOLDERS OF HARMONY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, HARMONY’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH HARMONY’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ HARMONY’S FINAL PROSPECTUS, DATED MARCH 23, 2015, AND HARMONY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016 FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF HARMONY’S OFFICERS AND DIRECTORS AND OF CF&CO AND THEIR RESPECTIVE INTERESTS AS SECURITY HOLDERS IN THE SUCCESSFUL CONSUMMATION OF THE PROPOSED TRANSACTIONS. HARMONY’S DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS OF HARMONY AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED TRANSACTIONS. SECURITYHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF SUCH DOCUMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: HARMONY MERGER CORP., 777 THIRD AVENUE, 37TH FLOOR, NEW YORK, NEW YORK 10017. THESE DOCUMENTS, ONCE AVAILABLE, AND HARMONY’S IPO FINAL PROSPECTUS AND ANNUAL REPORT ON FORM 10-K CAN ALSO BE OBTAINED, WITHOUT CHARGE, AT THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET SITE (http://www.sec.gov).

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ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

This report and the exhibits hereto are not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transactionS and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of HARMONY or NEXTDECADE, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

This report and the exhibits hereto include “forward-looking statements.” HARMONY’S AND NEXTDECADE’S actual results may differ from THEIR RESPECTIVE expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, HARMONY’S and NEXTDECADE’S expectations with respect to future performance; anticipated financial impacts of the PROPOSED TRANSACTIONS; approval of the PROPOSED transactions by STOCKholders; the satisfaction of the closing conditions to the PROPOSED transactions; and the timing of the completion of the PROPOSED transactions.

THERE ARE significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the parties’ control and difficult to predict. Factors that may cause such differences include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which NextDecade is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of liquefied natural gas (“LNG”) and related services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Harmony’s filings with the Securities and Exchange Commission and available at www.sec.gov. Other factors include the possibility that the PROPOSED TRANSACTIONS do not close, including due to the failure to receive required STOCKholder approval, or the failure of other closing conditions.

The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is, AND MAY BE, contained in HARMONY’S filings with the SEC. All subsequent written and oral forward-looking statements concerning HARMONY and NEXTDECADE, the PROPOSED transactions or other matters and attributable to HARMONY and NEXTDECADE or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither HARMONY nor NEXTDECADE undertakeS or acceptS any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

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Item 1.01 Entry into a Material Definitive Agreement.

About NextDecade, LLC

NextDecade, LLC (“NextDecade”) is a liquefied natural gas (“LNG”) development company focused on LNG export projects and associated pipelines in the State of Texas. NextDecade’s first proposed LNG export facility, the Rio Grande LNG project located in Brownsville, Texas, along with the associated Rio Bravo pipeline originating in the Agua Dulce market area, is well-positioned among the second wave of U.S. LNG projects. NextDecade submitted its pre-filing request to the Federal Energy Regulatory Commission (“FERC”) in March 2015 and filed its formal application for Rio Grande LNG (FERC docket # CP16-454-000) and the associated Rio Bravo Pipeline (FERC docket # CP16-455-000) in May 2016. NextDecade anticipates receiving its draft environmental impact statement from FERC in mid-2017. NextDecade has robust commercial offtake and gas supply strategies in place, as well as non-binding customer commitments indicating strong market interest.

General; Structure of Transactions

On April 17, 2017, Harmony Merger Corp., a Delaware corporation (“Harmony”), entered into an Agreement and Plan of Merger (the “Agreement”) by and among Harmony, Harmony Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Harmony (“Merger Sub”), NextDecade, York Credit Opportunities Investments Master Fund, L.P., an exempted limited partnership registered in the Cayman Islands (“York Credit Opportunities”), York Multi-Strategy Master Fund, L.P., an exempted limited partnership registered in the Cayman Islands (York Multi-Strategy”), York Select Master Fund, L.P., an exempted limited partnership registered in the Cayman Islands (“York Select”), York Global Finance 43, LLC, a Delaware limited liability company (“Blocker One”), Valinor Management, L.P., a Delaware limited partnership (the “Valinor Blocker Manager”), Valinor Capital Partners SPV XXI, LLC, a Delaware limited liability company (“Blocker Two”), Halcyon Capital Management L.P., a Delaware limited partnership (the “Halcyon Blocker Manager” which, together with the Valinor Blocker Manager, are referred to herein each as a “Blocker Manager” and, together, the “Blocker Managers”), Halcyon Energy, Power, and Infrastructure Capital Fund Offshore, LLC, a Delaware limited liability company (“Blocker Three”), Halcyon Energy, Power, and Infrastructure Capital Holdings Offshore LLC, a Delaware limited liability company (“Blocker Four”), and Halcyon Energy, Power, and Infrastructure Capital Fund LP, a Delaware limited partnership (“Blocker Five”) which, together with Blocker One, Blocker Two, Blocker Three and Blocker Four, are referred to herein each as a “Blocker Company” and collectively, the “Blocker Companies”).

Subject to the Agreement, each of the Blocker Companies will merge with and into Harmony (each a “Blocker Merger” and, together, the “Blocker Mergers”), with Harmony being the surviving entity of the Blocker Mergers and, immediately thereafter Merger Sub will merge with and into NextDecade (the “Merger”) with NextDecade being the surviving entity of the Merger (the “Surviving Company”) and becoming a wholly-owned subsidiary of Harmony.

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As a result of the Blocker Mergers and the Merger, among other things, all outstanding limited liability company interests or limited partnership interests, as applicable, in each of the Blocker Companies (each such interest in a Blocker Company a “Blocker Membership Interest” and, collectively, the “Blocker Membership Interests”) and all existing membership interests of NextDecade (the “NextDecade Membership Interests”) will be canceled in exchange for the right to receive the consideration described herein and in the Agreement.

The Blocker Mergers and the Merger are expected to be consummated late in the second quarter of 2017, after the required approval by the stockholders of Harmony and the fulfillment of certain other conditions to closing, as described herein and in the Agreement.

The all-stock transaction is expected to yield a combined entity with a pro forma enterprise value of more than $1.0 billion at Closing, with additional stock consideration to be paid to NextDecade’s shareholders upon the achievement of certain milestones.

The following summaries of the Blocker Mergers, the Merger, the Agreement, the Proposed Transactions and the other agreements to be entered into are qualified in their entirety by reference to such agreements, certain of which are attached as exhibits hereto and are incorporated herein by reference.

Consideration in the Blocker Mergers and the Merger

Upon consummation of the Blocker Mergers and the Merger (the “Closing”), all of the Blocker Membership Interests and NextDecade Membership Interests outstanding immediately prior to the effective time of the transactions will be automatically cancelled and extinguished and converted, collectively, into the right to receive an aggregate of 97,866,510 shares of common stock, par value $0.0001 per share, of Harmony (“Harmony Common Stock”) that will result in the former Blocker Membership Interest and NextDecade Membership Interest holders owning approximately 87.0% of the issued and outstanding Harmony Common Stock following the Merger and the current Harmony stockholders owning approximately 13.0% of the issued and outstanding Harmony Common Stock following the Merger (assuming no holder of Harmony Common Stock exercises their conversion rights provided in Harmony’s charter documents); provided, that such ownership percentage may subject to certain adjustments prior to Closing as is set forth in the Agreement.

All issued NextDecade Membership Interests under the Company’s Incentive Plan (“MIP”) that would otherwise be unvested immediately prior to the Closing will be automatically canceled and extinguished and converted into the right to receive (A) at Closing, an economically-equivalent number of shares of common stock of Harmony (the “Restricted Closing Shares”) and (B) following the Closing and continuing for so long as any Restricted Shares (as defined below) remain subject to the transfer and forfeiture restrictions set forth below and subject to applicable securities laws and stock exchange rules, in the event that any additional shares of common stock of Harmony are issued, an additional number of shares of common stock of Harmony (together with the Restricted Closing Shares, the “Restricted Shares”) such that, following such issuance, the percentage of common stock of Harmony held by each holder of Restricted Shares remains unchanged, in each case that are subject to transfer and forfeiture restrictions that are substantially similar to the transfer and forfeiture restrictions as were applicable to the exchanged unvested NextDecade Membership Interests.

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Contingent Shares

In addition to the consideration described above, the holders of NextDecade Membership Interests (the “Members”) and the owners of the Blocker Membership Interests (the “Blocker Owners”) shall be entitled to receive an additional 4,893,326 shares (up to 19,573,304 shares in the aggregate) of Harmony Common Stock upon the achievement by NextDecade of each of the following milestones:

●	NextDecade, the Surviving Company or one or more subsidiaries of the foregoing receiving the Final Environment Impact Statement issued by the Federal Energy Regulatory Commission by June 30, 2018;

●	The execution by NextDecade, the Surviving Company or one or more subsidiaries of the foregoing of a binding sale and purchase or tolling agreement (with customary conditions precedent) for the sale and purchase of, or the provision of tolling services with respect to, at least 1 million tons of liquefied natural gas per annum by June 30, 2018;

●	The execution by NextDecade, the Surviving Company or one or more subsidiaries of the foregoing of an engineering procurement and construction contract (with customary conditions precedent) for the construction of the Rio Grande LNG export terminal by December 31, 2018; and

●	An affirmative vote of the board of directors of the Surviving Company to make a final investment decision for the Rio Grande LNG or Rio Bravo Pipeline projects by June 30, 2019.

Representations and Warranties

The Agreement contains representations and warranties of the Blocker Companies, NextDecade, Harmony and Merger Sub relating to, among other things, (a) organization and qualification, (b) subsidiaries, (c) capitalization, (d) authority relative to the Agreement, (e) no conflict; required filings and consents, (f) compliance, (g) SEC reports and financial statements, (h) undisclosed liabilities, (i) absence of certain changes or events, (j) litigation, (k) employee benefit plans, (l) labor matters, (m) certain business activities, (n) title to property, (o) taxes, (p) environmental matters, (q) brokers, (r) intellectual property, (s) agreements, contracts and commitments, (t) insurance, (u) interested party transactions, (v) listing of Parent’s securities, (w) Parent’s trust account, (x) a prior settlement agreement involving Parent and (y) emerging growth company status of Parent.

Covenants

Harmony, NextDecade and the Blocker Companies have each agreed to use their commercially reasonable efforts to take such actions as are necessary, proper or advisable to consummate the Blocker Mergers and Merger. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the date on which the Closing occurs (the “Closing Date”) and not to take certain specified actions without the prior written consent of the other party.

The Agreement also contains additional covenants of the parties, including, among others, covenants providing for:

●	The parties to use commercially reasonable efforts to obtain all necessary approvals from governmental agencies and other third parties;

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●	The protection of, and access to, confidential information of the parties;

●	NextDecade and Harmony and their respective affiliates ceasing discussions for alternative transactions (subject to certain limited exceptions);

●	Harmony to adopt an incentive stock plan as of the Closing;

●	Harmony to prepare and file a proxy statement as soon as reasonably practicable to solicit proxies from the Harmony stockholders to vote on, among other matters, a proposal regarding the approval of the Blocker Mergers and the Merger;

●	Harmony to use its commercially reasonable best efforts to maintain the listing of Harmony’s common stock and warrants on the NASDAQ Stock Market (“Nasdaq”);

●	NextDecade, the Blocker Companies and their affiliates to waive their rights to make claims against Harmony to collect from the trust account; and

●	NextDecade to provide certain periodic financial information to Harmony through the Closing.

Conditions to Closing

General Conditions

Consummation of the Blocker Mergers and Merger is subject to the satisfaction or waiver of various closing conditions, including, among others: (i) adoption of the Agreement and approval of the Proposed Transactions contemplated thereby by the requisite vote of Harmony’s stockholders; (ii) Harmony having at least $5,000,001 of net tangible assets following the exercise of conversion rights by existing holders of Harmony Common Stock; (iii) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iv) the Harmony Common Stock to be issued in the Blocker Merger and the Merger shall be approved for listing on Nasdaq subject to the requirement to have a sufficient number of round lot holders.

In addition, the consummation of the Blocker Mergers and Merger is conditioned upon, among other things: no governmental entity having enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise restraining, enjoining or prohibiting consummation of the Merger on the terms and conditions contemplated by the Agreement.

Harmony and Merger Sub Conditions to Closing

The obligations of Harmony and Merger Sub to consummate and effect the Merger are also subject to the satisfaction or waiver of various conditions, including, among other things:

●	there being no material adverse change affecting NextDecade;

●	the Lock-Up Agreements (described below) shall have been executed and delivered by the parties thereto; and

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●	(i) all outstanding indebtedness owned by any insider of NextDecade shall have been repaid in full; (ii) all guaranteed or similar arrangements pursuant to which NextDecade has guaranteed the payment or performance of any obligations of any NextDecade insider to a third party shall have been terminated; and (iii) no NextDecade insider shall own any direct equity interests in any subsidiary of NextDecade or in any other entity that is controlled, directly or indirectly, by NextDecade that utilizes in its name “NextDecade” or any derivative thereof.

NextDecade Conditions to Closing

The obligations of NextDecade to consummate the and effect the Merger are also subject to the satisfaction or waiver of various conditions, including, among other things:

●	there being no material adverse change affecting Harmony;

●	Harmony shall have been in compliance with the reporting requirements under the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended;

●	certain persons shall have resigned from all of their positions and offices with Harmony and Merger Sub;

●	the Registration Rights Agreement (described below) shall have been executed and delivered and shall be in full force and effect;

●	Harmony shall have arranged for funds remaining in the trust account to be dispersed to NextDecade and certain other parties upon the closing of the Transactions;

●	no less than $25,000,000 remains in the trust account following the exercise by the holders of shares of Harmony common stock issued in Harmony’s initial public offering of securities and outstanding immediately before the Closing of their right to convert their shares of Harmony common stock held by them into a pro rata share of the trust account in accordance with Harmony’s charter documents; and

●	Harmony shall have terminated certain finder fee agreements.

Termination

Harmony’s board of directors and special advisor have approved the terms of the merger agreement and has recommended that its stockholders approve the transaction. NextDecade’s board of managers and NextDecade’s members have approved the terms of the transaction. The Agreement may be terminated at any time, but not later than the Closing, as follows:

●	by mutual written consent of Harmony and NextDecade;

●	by either Harmony or NextDecade in certain circumstances if the Merger is not consummated on or before July 27, 2017 or, with the prior consent of NextDecade, such later date as may be approved by the stockholders of Harmony;

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●	by either Harmony or NextDecade if a governmental entity shall have issued an order, or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Proposed Transactions, which order, decree, ruling or other action is final and nonappealable;

●	by either Harmony or NextDecade if the other party has breached any of its covenants or representations and warranties such that the applicable condition to closing would not be satisfied and has not cured its breach within thirty days of a notice of such breach, provided that the terminating party is itself not in uncured material breach;

●	by either Harmony or NextDecade if, at the Harmony stockholder meeting, the Proposed Transactions are not approved by holders of Harmony shares or Harmony will have less than $5,000,001 of net tangible assets following the exercise by the holders of shares of Harmony Common Stock issued in Harmony’s initial public offering of their rights to convert the shares of Harmony Common Stock held by them into cash;

●	by NextDecade if less than $25,000,000 remains in the trust account following the exercise by the holders of shares of Harmony Common Stock issued in Harmony’s initial public offering of securities and outstanding immediately before the closing of their right to convert their shares of Harmony Common Stock held by them into a pro rata share of the trust account in accordance with Harmony’s charter documents; or

●	by NextDecade, if the board of directors of Harmony or any committee or agent or representative thereof shall withdraw or propose to withdraw the Harmony board of director’s recommendation that the holders of Harmony Common Stock vote in favor of the adoption of the Agreement and the approval of the Merger.

Indemnification of Harmony and the Surviving Company

To provide a fund for payment to Harmony and the Surviving Company with respect to their post-closing rights to indemnification under the Agreement for breaches of representations and warranties and covenants by NextDecade (and in certain cases, the Blocker Companies), there will be placed in escrow (with Continental Stock Transfer & Trust Company as escrow agent) an aggregate of 3% of the Harmony shares issuable to the Members and the Blocker Owners at Closing. The escrow will be the sole remedy for Harmony and the Surviving Company for its rights to indemnification under the Agreement. Claims for indemnification may be asserted against the escrow fund by Harmony and the Surviving Company once its damages exceed a $5,000,000 threshold and will be reimbursable to the full extent of the damages in excess of such amount. The shares in escrow shall be released to the Members and the Blocker Owners, subject to reduction based on shares cancelled for claims ultimately resolved and those still pending resolution at the time of the release, on the first anniversary of the Closing Date.

Proposed Amendments to Harmony Bylaws

On the Closing Date, Harmony’s bylaws will be amended and restated to, among other things, (i) strengthen its anti-takeover provisions by prohibiting stockholder action by written consent and providing that special meeting may only be called by the board of directors, (ii) include more detailed provisions related to notice of shareholder meetings, postponement and adjournment of such meeting, and shareholders voting by proxy, (iii) allow shares capital stock to be held in book-entry form as well as certificated form, and (iv) expand the indemnification provisions related to directors and officers.

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Ancillary Agreements

Lock-Up Agreements

On or prior to the Closing Date, the Members and the Blocker Owners will enter into a Lock-Up Agreement (the “Lock-Up Agreements”) whereby each Member and each Blocker Owner will agree not to, subject to certain exceptions, transfer, sell, tender or otherwise dispose the Harmony Common Stock they will receive as a result of the Merger and the Blocker Mergers for a six (6) month period from the Closing Date.

Registration Rights

On or prior to the Closing Date, the Members, the Blocker Owners and the stockholders of Harmony prior to its initial public offering (“Initial Stockholders”) will enter into a Registration Rights Agreement with Harmony providing such holders with certain demand and piggy-back registration rights with respect to registration statements filed by Harmony after the Closing. In connection with the execution of the Registration Rights Agreement, the prior agreement entered into between the Initial Stockholders and Harmony in connection with Harmony’s initial public offering relating to registration rights previously granted to such parties will be terminated.

Voting and Support Agreements

In connection with the signing of the Agreement, certain of the Initial Stockholders and certain Members entered into voting and support agreements, respectively, whereby such individuals and entities agreed, among other matters, to vote in favor of the Agreement and the Proposed Transactions, not withdraw their approval for the Agreement and the Proposed Transactions or to take any action to solicit, encourage, initiate, engage in or otherwise facilitate discussions or negotiations with, provide any information to, or enter into any agreement with any person (other than the parties to the Agreement) concerning any merger, sale of substantial assets or similar transaction involving Harmony or NextDecade prior to the Closing.

Board of Directors and Officers of Harmony after Closing

At the Closing, Harmony’s board of directors will consist of nine members, of which NextDecade will be entitled to appoint seven and Harmony will be entitled to appoint two. Harmony has appointed Eric Rosenfeld and David Sgro as its two nominees. NextDecade has appointed Kathleen Eisbrenner, (acting as Chairperson of the Board), René van Vliet, Matthew Bonanno, William Vrattos, David Magid, Brian Belke and Avinash Kripalani as its seven nominees.

Kathleen Eisbrenner, NextDecade’s chief executive officer, will be appointed as chief executive officer of Harmony at Closing.

Item 7.01 Regulation FD Disclosure.

Investor Presentation

Harmony is filing the attached investor presentation (Exhibit 99.1 to this Form 8-K) as Regulation FD Disclosure material.

Press Release

Harmony is filing the attached press release (Exhibit 99.2 to this Form 8-K) as Regulation FD Disclosure material.

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Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d)       Exhibits:

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of April 17, 2017, by and among Harmony Merger Corp., Harmony Merger Sub, LLC, York Credit Opportunities Investments Master Fund, L.P., York Multi-Strategy Master Fund, L.P., York Select Master Fund, L.P., York Global Finance 43, LLC, Valinor Management, L.P., Valinor Capital Partners SPV XXI, LLC, Halcyon Capital Management L.P., Halcyon Energy, Power, and Infrastructure Capital Fund Offshore, LLC, Halcyon Energy, Power, and Infrastructure Capital Holdings Offshore LLC, Halcyon Energy, Power, and Infrastructure Capital Fund LP and NextDecade, LLC, *
10.1	Form of Escrow Agreement.
10.2	Form of Lock-Up Agreement.
10.3	Form of Registration Rights Agreement.
10.4	Form of Harmony Voting Agreement.
10.5	Form of Member Support Agreement.
99.1	Investor Presentation.
99.2	Press release of Harmony Merger Corp. dated April 18, 2017.

* Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Harmony agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2017	HARMONY MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
	Name:	Eric S. Rosenfeld
	Title:	Chief Executive Officer

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